EXHIBIT 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact: Kimberly A. DeBra June 9, 2008
SVP/Corporate Communications
FIRST NORTHERN BANK
P.O. Box 547
Dixon, California
(707) 678-3041

First Northern Bank Opens Full-Service Financial Center in Auburn

First Northern Bank (OTCBB:FNRN) opened the doors of its new Auburn Financial Center to customers on June 9, 2008. Located on the second floor at 2833 Bell Road (at Highway 49) in Rock Creek Plaza, the new Financial Center offers a full-service bank branch, specializing in business banking services, commercial loans, and wealth management services. First Northern also offers a full range of investment, insurance and brokerage services through Raymond James Financial Services, Inc. at the Auburn Financial Center.

Occupying more than 3,000 square feet of prime office space in North Auburn, the Financial Center features a relaxed, sit-down teller line and beautifully appointed private offices for each of its relationship managers and loan officers. Other non-traditional bank services offered at the Auburn Financial Center include Small Business Administration loans, asset management & trust services, owner-occupied residential construction and mortgage loans, and courier service for business deposit pickup. First Northern was also one of the first community banks in the region to offer Deposit Capture, an electronic deposit service that enables businesses to deposit their checks remotely, from their place of business, any time day or night, using a desktop scanner. Deposit Capture has been a real hit with First Northern Bank’s business clients, as it saves them time and money by greatly reducing the number of trips to Bank.

First Northern Bank has been gradually expanding eastward from its headquarters in Dixon for decades. Most recently, First Northern opened its Roseville Branch in 2005 and its Folsom Financial Center in 2006. “The Bank has clients in Auburn, especially for investment services, and those customers wanted all of the Branch services that we offer,” said Owen “John” Onsum, President and CEO. “We pride ourselves on providing top-notch service to small- and medium-sized businesses, in addition to individuals. Auburn’s business mix is a perfect match for our expertise.”

The Auburn Financial Center staff is lead by a team of financial experts from the local area, including Juanita Garcia-Holmes, Vice President/Business Services Officer; Dave Davis, Vice President/Raymond James Financial Advisor, and his Raymond James Registered Sales Assistant, Rhonda Hunt; and Craig Perkins, Vice President/Commercial Loan Manager. Stephanie Douglass rounds out the team, serving as Financial Services Manager, along with Jessie Kandola, Business Services Representative; and Alida Miller, Customer Service Representative.

Neighboring Rock Creek Plaza tenants include Starbucks, Togo’s, AT&T Mobile, K-Mart and Rite Aid. Best Buy and BevMo are opening soon.

First Northern Bank, an independent community bank headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer and the west slope of El Dorado counties. First Northern currently has 12 branches located in Dixon, Davis, West Sacramento, Fairfield, Vacaville (2 Branches), Winters, Woodland, Downtown Sacramento, Roseville, Folsom and, most recently, Auburn. The Bank has real estate lending offices in Davis, Woodland, Roseville and Folsom, and has an SBA Loan Department and full service Trust Department in Sacramento. The Bank also offers non- FDIC insured Investment and Brokerage Services through Raymond James Financial Services, Inc. at each of its branch locations. First Northern Community Bancorp’s stock is listed on the OTC Bulletin Board under the ticker symbol “FNRN.” The Bank can be found on the Web at www.thatsmybank.com.

Forward-Looking Statements

This press release may include certain “forward-looking statements” about First Northern Community Bancorp (the “Company”). These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company's most recent reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.

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